Exhibit 99.1

SALT LAKE CITY — Questar Corporation (NYSE:STR) reported third quarter income from continuing operations of $27.7 million or $0.15 per diluted share, including a $1.7 million or $0.01 per diluted share charge for separation costs associated with the June 30, 2010 spinoff of QEP Resources, Inc. (NYSE:QEP). Income from continuing operations rose 3% in the quarter, compared to $26.8 million or $0.16 per diluted share for the third quarter of 2009. Excluding separation charges, Questar earned $29.4 million or $0.16 per diluted share for the quarter, a 10% increase over the year-ago period.

INCOME (LOSS) FROM CONTINUING OPERATIONS

	3 Months Ended September 30,			9 Months Ended September 30,			12 Months Ended September 30,
	2010	2009	Change	2010	2009	Change	2010	2009	Change
	($ millions, except earnings per share)
Wexpro	$22.2	$20.6	8%	$65.4	$59.2	10%	$86.9	$77.7	12%
Questar Pipeline	16.3	14.1	16	49.4	43.8	13	63.8	57.8	10
Questar Gas	(9.1)	(8.1)	(12)	21.8	21.7	-	41.7	42.1	(1)
Corporate	(1.7)	0.2	-	(8.0)	0.4	-	(8.4)	0.7	-
Total	$27.7	$26.8	3%	$128.6	$125.1	3%	$184.0	$178.3	3%
Earnings from continuing operations per diluted share	$0.15	$0.16	(6%)	$0.72	$0.71	1%	$1.04	$1.01	3%
Average diluted shares	178.2	176.3	1%	177.7	176.1	1%	177.3	176.0	1%

"Excluding separation costs, we grew net income by 10% in the third quarter," said Ronald W. Jibson, Questar President and CEO. "All three Questar business units - Wexpro, Questar Pipeline, and Questar Gas - continue to execute well. Therefore, we're raising EPS guidance for 2010," Jibson added.

Spinoff transaction completed

On June 30, 2010, Questar completed a tax-free spinoff of QEP Resources, its natural gas and oil exploration and production and midstream field services businesses. Results of operations for QEP for the first half of 2010 and prior periods are reported in the attached recast financial statements as income from discontinued operations. Following the spinoff, Questar’s subsidiaries are Wexpro Company, Questar Pipeline Company and Questar Gas Company.

Wexpro results

Wexpro grew net income 8% to $22.2 million in the third quarter of 2010, compared to $20.6 million in the 2009 quarter. Wexpro earned a 20.1% after-tax return on average investment base for the 12 months-ended September 30, 2010. Wexpro grew its investment base to $445.6 million, compared to $419.5 million a year ago, a 6% increase. Wexpro grew net income to $65.4 million in the first nine months of 2010, compared to $59.2 million in the year-ago period, driven by a higher average investment base. Net income for the 12 months-ended September 30, 2010, increased to $86.9 million compared to $77.7 million for the year-earlier period. During the 12 months-ended September 30, 2010, Wexpro produced 49.5 billion cubic feet (Bcf) of cost-of-service gas for Questar Gas, comprising about half of the utility’s gas supply. Under a long-standing agreement with the states of Utah and Wyoming, Wexpro recovers its costs and earns an unlevered after-tax return on its investment base – the investment in commercial wells and related facilities, reduced for deferred income taxes and accumulated depreciation. A summary of changes in Wexpro’s investment base is provided below:

Change in Wexpro Investment Base

	12 Months Ended September 30,
	2010	2009
	(millions)
Beginning investment base	$419.5	$374.9
Successful development wells	105.5	124.9
Depreciation, depletion & amortization	(61.1)	(56.6)
Change in deferred taxes	(18.3)	(23.7)
Ending investment base	$445.6	$419.5

Questar Pipeline results

Questar Pipeline grew net income 16% to $16.3 million in the third quarter of 2010, compared to $14.1 million in the 2009 quarter. Questar Pipeline earned an 11.4% return on average equity for the 12 months-ended September 30, 2010. Questar Pipeline’s net income increase was largely driven by $3.7 million of higher transportation revenues and $3.2 million of higher natural gas liquids (NGL) sales. For the first nine months of 2010 Questar Pipeline grew net income 13% to $49.4 million, driven by higher transportation revenues and NGL sales in the period. Net income totaled $63.8 million in the 12 months-ended September 30, 2010, compared to $57.8 million for the year-earlier period. A summary of changes in Questar Pipeline revenues is provided below:

Change in Questar Pipeline Revenues

	3 Months Ended	9 Months Ended	12 Months Ended
	September 30,	September 30,	September 30,
	2010 vs 2009	2010 vs 2009	2010 vs 2009
		(millions)
Transportation revenue	$3.7	$12.1	$12.9
Storage revenue	(0.3)	(1.3)	(1.8)
NGL sales – transportation	2.2	2.8	2.1
NGL sales – field services	1.0	7.0	9.8
Energy services	0.3	0.2	-
Other	(0.3)	(2.1)	(1.3)
Change	$6.6	$18.7	$21.7

As of September 30, 2010, Questar Pipeline held net firm-transportation contracts totaling 4,666 thousand decatherms (Mdth) per day, compared to 4,208 Mdth per day as of September 30, 2009, an 11% increase. Transportation revenues increased due to an Overthrust Pipeline compression expansion project completed in the fourth quarter of 2009. The company added transportation contracts totaling 460 Mdth per day associated with this expansion.

NGL sales increased due to higher prices and higher volumes sold in each period. The average NGL price for the first nine months of 2010 was $1.28 per gallon, up 54% from the 2009 period. Volumes increased 52% in the first nine months of 2010 over the first nine months of 2009 due to subsidiary Questar Transportation Services’ completion of a processing plant in Price, Utah, during the third quarter of 2009.

Operating, maintenance, general and administrative expenses for the 9 months-ended September 30, 2010 totaled $0.10 per decatherm transported, the same as the year-earlier period.

Questar Gas results

Questar Gas reported a seasonal loss of $9.1 million in the third quarter of 2010, compared to net loss of $8.1 million in the 2009 period. Questar Gas earned a 10.6% return on average equity for the 12 months-ended September 30, 2010. For the first nine months of 2010 Questar Gas earned $21.8 million, compared to $21.7 million in the first nine months of 2009 and $41.7 million for the 12 months-ended September 30, 2010, compared to $42.1 million in the year-earlier period. Changes in Questar Gas margin (revenues less cost of gas sold) are summarized in the following table:

Change in Questar Gas Margin

	3 Months Ended	9 Months Ended	12 Months Ended
	September 30,	September 30,	September 30,
	2010 vs 2009	2010 vs 2009	2010 vs 2009
		(millions)
Customer growth	$0.4	$2.6	$3.7
Increase in rates	0.2	0.2	0.2
Demand-side management cost recovery	1.4	15.4	26.6
Recovery of gas-cost portion of bad debts	0.9	(0.5)	(1.4)
Other	0.7	0.1	0.4
Change	$3.6	$17.8	$29.5

At September 30, 2010, Questar Gas served 902,283 customers, up 13,951 or 1.6% from September 30, 2009. Customer growth contributed to higher margins in the 2010 periods. Operating, maintenance, general and administrative expenses, excluding demand-side-management (DSM) costs, were $103 per customer in the first nine months of 2010 compared to $101 per customer for the first nine months of 2009. Changes in margin from DSM-recovery revenues are offset by equivalent changes in the program’s expenses.

On April 8, 2010, the Public Service Commission of Utah approved a settlement in Questar Gas’s Utah general rate case. The stipulation, effective August 1, 2010, authorized an increase in the utility’s allowed regulatory return on equity from 10% to 10.35% and indefinitely extended the existing conservation-enabling (revenue-decoupling) tariff. The stipulation further approved an infrastructure cost-tracking mechanism that allows the company to place into rate base and earn on capital expenditures for a multi-year high-pressure feeder-line replacement program once the new facilities are in service.

Questar increases 2010 EPS guidance and provides initial 2011 EPS and capital guidance

Questar now expects 2010 net income to range from $181 to 190 million, or $1.02 to $1.07 per diluted share, compared to prior guidance of $1.00 to $1.05 per share. Questar also estimates that 2011 net income could range from $190 to $198 million or $1.07 to $1.11 per average diluted share. The company has updated its capital expenditure outlook for 2010 and established a total capital budget of $342 million for 2011, allocated to its lines of business as shown below:

Capital Expenditure Forecast

	2010	2011
	(millions)
Wexpro	$100	$100
Questar Pipeline	128	106
Questar Gas	129	132
Corporate	1	4
Total	$358	$342

Third Quarter 2010 earnings teleconference

Questar management will discuss third quarter 2010 results from continuing operations and the outlook for the remainder of 2010 and 2011 in a conference call with investors Wednesday, October 27, beginning at 9:30 a.m. EDT. The call can be accessed on the company website at www.questar.com.

About Questar Corporation:

Questar is a Rockies-based integrated natural gas company with an enterprise value of about $4.2 billion, operating through three principal subsidiaries:

•

Wexpro develops and produces natural gas on behalf of Questar Gas;

•

Questar Pipeline operates interstate natural gas pipelines and storage facilities in the western U.S.; and

•

Questar Gas provides retail natural gas distribution in Utah, Wyoming and Idaho.

Forward-Looking Statements

This document may contain or incorporate by reference information that includes or is based upon "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements give expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of future operating or financial performance. Any or all forward-looking statements may turn out to be wrong. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to the following:

•

general economic conditions, including the performance of financial markets and interest rates;

•

changes in industry trends;

•

changes in laws or regulations; and

•

other factors, most of which are beyond the control of Questar.

Questar undertakes no obligation to publicly correct or update the forward-looking statements in this document, in other documents, or on the web site to reflect future events or circumstances. All such statements are expressly qualified by this cautionary statement.

# # #

For more information, visit Questar’s website at: www.questar.com.

QUESTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
		(recast)		(recast)		(recast)
	(in millions, except per share amounts)
REVENUES
Questar Gas	$89.8	$82.3	$599.1	$626.5	$891.5	$955.8
Questar Pipeline	49.3	43.4	145.2	128.4	190.0	171.2
Wexpro	6.1	5.2	16.6	11.0	23.4	13.3
Total Revenues	145.2	130.9	760.9	765.9	1,104.9	1,140.3

OPERATING EXPENSES
Cost of sales (excluding operating expenses shown separately)	(23.2)	(22.1)	153.5	213.0	271.9	382.9
Operating and maintenance	36.8	31.7	127.9	114.1	181.4	156.4
General and administrative	27.2	23.7	78.4	69.8	102.0	93.3
Separation costs	-	-	11.5	-	11.5	-
Production and other taxes	11.9	10.1	39.7	32.8	49.3	41.8
Depreciation, depletion and amortization	38.2	36.2	114.5	108.3	153.3	143.1
Impairment	-	-	-	-	-	3.4
Total Operating Expenses	90.9	79.6	525.5	538.0	769.4	820.9
Net gain (loss) from asset sales	0.1	0.1	0.1	0.4	(0.1)	0.4
OPERATING INCOME	54.4	51.4	235.5	228.3	335.4	319.8
Interest and other income	2.9	3.0	8.3	9.2	11.6	15.4
Income from unconsolidated affiliate	0.9	0.9	2.8	2.8	3.8	3.3
Interest expense	(14.1)	(14.4)	(42.4)	(45.2)	(56.8)	(62.0)
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	44.1	40.9	204.2	195.1	294.0	276.5
Income taxes	(16.4)	(14.1)	(75.6)	(70.0)	(110.0)	(98.2)
INCOME FROM CONTINUING OPERATIONS	27.7	26.8	128.6	125.1	184.0	178.3
Income from discontinued operations, net of taxes	-	72.0	148.2	119.9	243.7	190.0
Discontinued operations, noncontrolling interest	-	(0.6)	(1.3)	(1.7)	(2.2)	(3.8)
Total Discontinued Operations, Net Of Income Taxes	-	71.4	146.9	118.2	241.5	186.2
NET INCOME ATTRIBUTABLE TO QUESTAR	$27.7	$98.2	$275.5	$243.3	$425.5	$364.5

EARNINGS PER COMMMON SHARE ATTRIBUTABLE TO QUESTAR
Basic from continuing operations	$0.15	$0.16	$0.73	$0.72	$1.04	$1.03
Basic from discontinued operations	-	0.41	0.84	0.68	1.39	1.07
Basic total	$0.15	$0.57	$1.57	$1.40	$2.43	$2.10

Diluted from continuing operations	$0.15	$0.16	$0.72	$0.71	$1.04	$1.01
Diluted from discontinued operations	-	0.40	0.83	0.67	1.36	1.06
Diluted total	$0.15	$0.56	$1.55	$1.38	$2.40	$2.07

Weighted-average common shares outstanding
Used in basic calculation	175.5	174.3	175.2	174.0	174.9	173.8
Used in diluted calculation	178.2	176.3	177.7	176.1	177.3	176.0
Dividends per common share	$0.14	$0.125	$0.40	$0.375	$0.53	$0.50

QUESTAR CORPORATION
OPERATIONS BY LINE OF BUSINESS
(Unaudited)

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
		(recast)		(recast)		(recast)
	(in millions)
Revenues from Unaffiliated Customers
Wexpro	$6.1	$5.2	$16.6	$11.0	$23.4	$13.3
Questar Pipeline	49.3	43.4	145.2	128.4	190.0	171.2
Questar Gas	89.8	82.3	599.1	626.5	891.5	955.8
Total	$145.2	$130.9	$760.9	$765.9	$1,104.9	$1,140.3
--
Revenues from Affiliated Companies
Wexpro	$58.4	$53.8	$179.1	$166.6	$237.6	$223.1
Questar Pipeline	18.2	17.5	55.5	53.6	74.1	71.2
Questar Gas	0.2	0.1	0.6	0.6	1.0	0.6
Total	$76.8	$71.4	$235.2	$220.8	$312.7	$294.9
--
Operating Income (Loss)
Wexpro	$32.8	$31.6	$98.9	$90.4	$133.1	$118.4
Questar Pipeline	31.9	28.2	96.7	87.4	124.5	112.6
Questar Gas	(10.3)	(8.4)	49.4	50.4	85.9	89.8
Corporate	-	-	(9.5)	0.1	(8.1)	(1.0)
Total	$54.4	$51.4	$235.5	$228.3	$335.4	$319.8
--
Income (Loss) from Continuing Operations
Wexpro	$22.2	$20.6	$65.4	$59.2	$86.9	$77.7
Questar Pipeline	16.3	14.1	49.4	43.8	63.8	57.8
Questar Gas	(9.1)	(8.1)	21.8	21.7	41.7	42.1
Corporate	(1.7)	0.2	(8.0)	0.4	(8.4)	0.7
Total	$27.7	$26.8	$128.6	$125.1	$184.0	$178.3

QUESTAR CORPORATION
SELECTED OPERATING STATISTICS
(Unaudited)

	3 Months Ended Sept. 30,		9 Months Ended Sept. 30,		12 Months Ended Sept. 30,
	2010	2009	2010	2009	2010	2009
WEXPRO
Production volumes
Natural gas (Bcf)	12.4	11.4	37.5	36.2	49.5	48.2
Oil and NGL (MMbbl)	0.1	0.1	0.3	0.3	0.4	0.4
Oil and NGL sales price (per bbl)	$62.01	$53.90	$63.53	$41.88	$62.70	$41.44
Investment base at Sept. 30 (in millions)	$445.6	$419.5
--
QUESTAR PIPELINE
Natural gas-transportation volumes (MMdth)
For unaffiliated customers (recast)	172.1	163.1	490.5	481.4	633.2	638.6
For Questar Gas	15.8	14.0	89.4	85.1	117.2	117.6
Total transportation	187.9	177.1	579.9	566.5	750.4	756.2
Transportation revenue (per dth)	$0.25	$0.24	$0.24	$0.23	$0.25	$0.23
Net firm-daily transportation demand at Sept. 30 (Mdth)	4,666	4,208
Natural gas processing
NGL sales (MMgal)	5.8	3.2	13.5	8.9	16.7	11.0
NGL sales price (per gal)	$1.17	$1.05	$1.28	$0.83	$1.27	$0.83
--
QUESTAR GAS
Natural gas volumes (MMdth)
Residential and commercial	8.0	8.7	71.1	71.0	109.5	104.9
Industrial	1.1	0.4	3.4	1.0	3.7	1.4
Transportation for industrial customers	14.9	13.1	44.4	43.2	59.2	59.6
Total industrial	16.0	13.5	47.8	44.2	62.9	61.0
Total deliveries	24.0	22.2	118.9	115.2	172.4	165.9
--
Natural gas revenue (per dth)
Residential and commercial sales	$9.04	$8.30	$7.67	$8.36	$7.54	$8.65
Industrial	5.88	5.86	5.67	6.56	5.74	6.69
Transportation for industrial customers	$0.18	$0.20	$0.18	$0.18	$0.20	$0.18
Temperatures - colder (warmer) than normal	(64%)	(58%)	5%	(2%)	9%	(2%)
Temperature-adjusted usage per customer (dth)	7.7	8.7	70.8	73.2	106.6	109.2
Customers at Sept. 30 (thousands)	902.3	888.3

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	September 30,	December 31,
	2010	2009	2009
		(recast)	(recast)
	(in millions)
ASSETS
Current Assets
Cash and cash equivalents	$ -	$ -	$11.5
Accounts and notes receivable, net	79.0	104.4	162.1
Unbilled-gas accounts receivable	13.9	19.5	86.9
Inventories	72.6	76.0	62.8
Prepaid expenses and other	8.5	10.1	8.6
Current regulatory assets	84.6	51.7	43.4
Deferred income taxes - current	14.3	12.3	14.3
Current assets of discontinued operations	-	565.6	562.4
Total Current Assets	272.9	839.6	952.0
Property, Plant and Equipment	4,531.9	4,261.3	4,338.9
Accumulated depreciation, depletion and amortization	(1,726.0)	(1,603.5)	(1,625.3)
Net property, plant and equipment of discontinued operations	-	4,812.6	5,091.3
Net Property, Plant and Equipment	2,805.9	7,470.4	7,804.9
Investment in unconsolidated affiliate	28.2	28.7	28.1
Goodwill	9.8	9.8	9.8
Noncurrent regulatory and other assets	50.3	54.2	48.6
Noncurrent assets of discontinued operations	-	126.0	175.2
TOTAL ASSETS	$3,167.1	$8,528.7	$9,018.6
--
LIABILITIES AND EQUITY
Current Liabilities
Checks outstanding in excess of cash balances	$5.4	$6.3	$ -
Short-term debt	395.0	109.2	221.9
Accounts payable and accrued expenses	187.0	185.7	232.2
Current regulatory liabilities	6.0	37.1	30.7
Current portion of long-term debt	182.0	42.0	-
Current liabilities of discontinued operations	-	494.3	584.2
Total Current Liabilities	775.4	874.6	1,069.0
Long-term debt, less current portion	649.1	831.2	831.2
Deferred income taxes	433.4	338.8	377.7
Other long-term liabilities	327.6	408.3	359.4
Noncurrent liabilities of discontinued operations	-	2,679.0	2,824.2
EQUITY
Common Shareholders' Equity	981.6	3,341.7	3,502.2
Noncontrolling interest	-	55.1	54.9
Total Equity	981.6	3,396.8	3,557.1
TOTAL LIABILITIES AND EQUITY	$3,167.1	$8,528.7	$9,018.6

QUESTAR CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	9 Months Ended September 30,
	2010	2009
		(recast)
	(in millions)
OPERATING ACTIVITIES
Net income	$276.8	$245.0
Discontinued operations, net of income taxes	(148.2)	(119.9)
Adjustments to reconcile net income to net cash provided by operations by continuing operations:
Depreciation, depletion and amortization	120.5	113.7
Deferred income taxes	46.1	63.5
Share-based compensation	13.3	7.1
Net (gain) from asset sales	(0.1)	(0.4)
(Income) from unconsolidated affiliate	(2.8)	(2.8)
Distribution from unconsolidated affiliate	2.7	1.7
Changes in operating assets and liabilities	(9.0)	34.0
NET CASH PROVIDED BY OPERATIONS BY CONTINUING OPERATIONS	299.3	341.9
--
INVESTING ACTIVITIES
Property, plant and equipment	(210.2)	(216.6)
Equity investment in QEP Resources, Inc.	(250.0)	-
Cash used in disposition of assets	(1.4)	(1.2)
Proceeds from disposition of assets and other	0.6	2.0
Change in notes receivable	39.3	89.4
NET CASH USED IN INVESTING ACTIVITIES BY CONTINUING OPERATIONS	(421.7)	(126.4)
--
FINANCING ACTIVITIES
Common stock	2.9	5.2
Long-term debt issued, net of issuance costs	(3.0)	50.8
Long-term notes payable	-	(50.0)
Change in short-term debt	226.0	(192.6)
Change in notes payable	(52.9)	30.0
Checks outstanding in excess of cash balances	5.4	6.3
Dividends paid	(70.1)	(65.3)
Tax benefits from share-based compensation	2.6	1.3
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS	110.9	(214.3)
CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS	(11.5)	1.2
Cash provided by operations of discontinued operations	468.2	855.6
Cash used in investing activities of discontinued operations	(598.6)	(766.5)
Cash provided by (used in) financing activities of discontinued operations	111.1	(114.2)
Effect of change in cash and cash equivalents of discontinued operations	19.3	25.1
Change in cash and cash equivalents	(11.5)	1.2
Beginning cash and cash equivalents	11.5	(1.2)
Ending cash and cash equivalents	$ -	$ -

QUESTAR CORPORATION
NON-GAAP FINANCIAL MEASURE
(Unaudited)

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains a non-GAAP financial measure. The Company believes that such a non-GAAP financial measure is useful to investors because it provides an alternative method for assessing the Company's ongoing operating results. The Company's management uses this non-GAAP financial measure for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

The following table reconciles GAAP income from continuing operations and diluted earnings per share common share and non-GAAP income from continuing operations before separation costs and diluted earnings per common share associated with the June 30, 2010 spin-off of QEP Resources, Inc.

	3 Months Ended		9 Months Ended		12 Months Ended
	September 30,		September 30,		September 30,
	2010	2009	2010	2009	2010	2009
	(in millions, except earnings per share)

Income from continuing operations	$27.7	$26.8	$128.6	$125.1	$184.0	$178.3
Separation costs	-	-	11.5	-	11.5	-
Income taxes on separation costs	1.7	-	(2.7)	-	(2.7)	-
After-tax separation costs	1.7	-	8.8	-	8.8	-
Income from continuing operations before separation costs	$29.4	$26.8	$137.4	$125.1	$192.8	$178.3
--
EARNINGS PER COMMON SHARE
Diluted from continuing operations	$0.15	$0.16	$0.72	$0.71	$1.04	$1.01
Diluted from after-tax separation costs	0.01	-	0.05	-	0.05	-
Earnings per diluted share from continuing operations
before separation costs	$0.16	$0.16	$0.77	$0.71	$1.09	$1.01
--
Weighted-Average Common Shares Outstanding
Diluted	178.2	176.3	177.7	176.1	177.3	176.0